UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2021

ACELRX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35068	41-2193603
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

351 Galveston Drive
Redwood City, CA 94063
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 216-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ACRX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

On March 3, 2021, the Compensation Committee (the "Committee") of the Board of Directors (“Board”) of AcelRx Pharmaceuticals, Inc. (the “Company”), with approval of the Board with respect to the CEO, approved time-based stock options (“Stock Options”), restricted stock units (“RSUs”), and performance options (“Performance Options”) for the Company’s named executive officers under the Company’s 2020 Equity Incentive Plan (the “Plan”). The Stock Options and the Performance Options are evidenced by an option grant notice, option agreement and notice of exercise, which, together with the Plan, set forth the terms and conditions of the options. The RSUs are evidenced by an RSU grant notice and award agreement which, together with the Plan, set forth the terms and conditions of the RSUs.

The Performance Options are subject to the satisfaction of share price targets over a performance period from March 3, 2021 to December 31, 2024 (the "Performance Period"). Each performance option represents the right to receive one share of the Company’s common stock upon achievement of the stock price targets established by the Committee.

The number of Stock Options, RSUs, and Performance Options granted to the officers are set forth in the table below, along with a brief description of the vesting conditions applicable to such equity awards.

Named Executive Officer	Time-Based Stock Options (1)	Restricted Stock Units (2)	Performance Options (3)
Vincent J. Angotti, President and Chief Executive Officer	-	200,000	1,000,000
Pamela Palmer, M.D., Ph.D., Chief Medical Officer	137,500	68,750	68,750
Raffi Asadorian, Chief Financial Officer	137,500	68,750	68,750
Badri Dasu, Chief Engineering Officer	100,000	50,000	50,000
(1)
The time-based stock options shall vest as follows: one-fourth (1/4) shall vest on the one year anniversary of the date of grant, and the remaining options shall vest in equal monthly installments over the remaining 36 months, in all cases subject to the person’s Continuous Service (as defined in the Plan).

(2)
The restricted stock units shall vest in three equal consecutive annual installments on March 3, 2022, March 3, 2023 and March 3, 2024, in all cases subject to the person’s Continuous Service (as defined in the Plan).

(3)
The performance options shall be earned as follows: (i) 33% of the performance options if the Company's average closing stock price measured over a period of thirty consecutive trading days within the Performance Period equals or exceeds $4.00, (ii) an additional 33% of the performance option if the Company's average closing stock price measured over a period of thirty consecutive trading days within the Performance Period equals or exceeds $5.00, and (iii) 34% of the performance options if the Company's average closing stock price measured over a period of thirty consecutive trading days within the Performance Period equals or exceeds $6.00. Once earned, the performance options will vest on the one-year anniversary of the date on which the Committee certifies achievement of an applicable price target, in all cases subject to the person’s Continuous Service (as defined in the Plan).

The foregoing is only a brief description of the material terms of the Stock Options, RSUs, and Performance Options, does not purport to be complete and is qualified in its entirety by reference to the Plan, the form of option grant notice, option agreement, and notice of exercise under the Plan, copies of which are filed as Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 10, 2020, and the form of RSU grant notice and award agreement under the Plan, copies of which are filed as Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 10, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2021	ACELRX PHARMACEUTICALS, INC.

	By:	/s/ Raffi Asadorian
Raffi Asadorian
Chief Financial Officer